CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 27, 2009, relating to the financial statements and financial highlights which appears in the June 30, 2009 Annual Report to Shareholders of the Quaker Investment Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
Philadelphia, Pennsylvania
October 23, 2009